Exhibit 14(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus of Stira Alcentra Global Credit Fund dated April 30, 2018, incorporated by reference, and to the use of our report dated March 1, 2018 with respect to the financial statements of Stira Alcentra Global Credit Fund included in the Registration Statement (Form N-14) and related Joint Proxy Statement/Prospectus (Registration Number 333-214405) of Priority Income Fund, Inc.

                                                                                                                       /s/ Ernst & Young LLP
New York, New York
December 27, 2018